FOR IMMEDIATE RELEASE
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                    ALTAIR NANOTECHNOLOGIES COMPLETES FUNDING

RENO, NV - May 8, 2002 - Altair International Inc. d/b/a Altair Nanotechnologies Inc. (NASDAQ:ALTI), today announced that it has completed a $1,000,000 equity placement with two accredited institutional investors. "Our partnership with these successful, experienced institutional investors is the first of a number of steps identified to increase the company's presence in the marketplace and grow revenues," said Altair CEO Dr. William P. Long."

Under the terms of the agreement, Altair Nanotechnologies will issue units containing one share of the company's common stock in addition to one-quarter of a warrant. The warrant entitles the holder to purchase one share of Altair common stock. Details of the transaction will be provided in the Company's 8K.

"The investors particularly appreciate Altair's focus on near-term markets such as batteries, catalysts, pharmaceuticals and thermal spray coatings," continued Long. "We view this initial investment as a confirmation of our business strategy, the strength of our management team, and the significant potential presented the investors by an emerging industry where markets cannot be quantified. With a history of making long-term investments, we believe it is important to build a relationship with institutional investors that continue to support and invest in companies that meet their goals and growth objectives. We look forward to a long, mutually beneficial relationship."

Long went on to note, "In discussing the inherent strengths and potential of Altair with the investors, both groups believe the up-turn in the commodity market has brought renewed activity from large companies interested in our substantial titanium ore body near Camden, Tennessee." This comes on the heels of Altair being granted the first major pigment patent in fifty years. Studies indicated that this patented process is environmentally friendly and has lower operating costs than processes currently used in the $9 billion pigment industry.

About Altair Nanotechnologies Inc.

Nanotechnology is rapidly emerging as a unique industry sector. Altair Nanotechnologies is positioning itself through product innovation within this emerging industry to become a leading supplier of nanomaterials worldwide. Altair owns a proprietary technology for making nanocrystalline materials of unique quality both economically and in large quantities. The company is currently developing special nanomaterials with potential applications in fuel cells, solar cells, advanced energy storage devices, thermal spray coatings, catalysts, cosmetics, paints and environmental remediation. For general information and news releases regarding Altair and its products, visit www.altairtechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the possibilities that the Company may be unable to attract additional customers, funded research opportunities, product development opportunities or ventures through its sales and branding campaign, that the Company may never earn sufficient revenues to be profitable and that the Company's nanoparticle products may not be integrated into any major market groups and products, the company may be unable to develop or sell its Tennessee mineral property as planned, in addition to other risks identified in the Company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Company expectations or results or any change in events.

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